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                                                                   Exhibit 10.46

                                 PROMISSORY NOTE

1. DEFINED TERMS. As used in this Promissory Note, the following terms shall have the following meanings:

    1.1     LENDER. FINOVA Capital Corporation

    1.2     BORROWER. Roadhouse Grill, Inc.

    1.3     PRINCIPAL SUM.  $ 15,000,000

    1.4 MONTHLY INSTALLMENT. $157,086.58, inclusive of interest at the Interest Rate.

    1.5     NUMBER OF MONTHLY INSTALLMENTS.  180

    1.6     DISBURSEMENT DATE. September 12, 1997

    1.7     INTEREST RATE. 9.55% per annum

    1.8 DEFAULT RATE. The Interest Rate plus five percent (5%) per annum.

    1.9     MATURITY DATE. October 1, 2012

   1.10     FIRST PAYMENT DATE. November 1, 1997

   1.11 INDENTURE. Several Mortgage and Security Agreements of even date with this Note for Property located in Florida and South Carolina, which secures the Obligations.

   1.12 LOAN AGREEMENT. A certain Loan and Security Agreement of even date of this Note executed by and between Lender and Borrower.

   1.13 LOAN DOCUMENTS, INSURANCE PROCEEDS, TAKING PROCEEDS, AND PROPERTY shall have the same meanings as in the Indenture.

   1.14 LOAN YEAR. Each period of 365 or 366 (as the case may be) consecutive days commencing on the First Payment Date and each anniversary date thereof.

   1.15 MAXIMUM RATE. The highest rate of interest which may be charged by Lender or which Borrower may legally contract to pay under applicable law.

   1.16 EVENT OF DEFAULT AND REMEDIES OF LENDER AND OBLIGATIONS shall have the same meanings as in the Indenture and in the Loan Agreement.


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2. PROMISE TO PAY. For value received, Borrower promises to pay to the order of
Lender or holder of this Note, the Principal Sum, with interest at the Interest Rate on the unpaid Principal Sum from the Disbursement Date until the Principal Sum is fully paid. Interest shall be calculated on a 360-day year of twelve 30-day months.

3. PAYMENTS. Borrower shall pay Monthly Installments to Lender commencing with the Monthly Installment due on the First Payment Date and continuing on the same day of each month thereafter until the Maturity Date, at which time the entire unpaid Principal Sum and all accrued interest shall be paid in full. Interest for the period from the Disbursement Date to the First Payment Date shall be paid on the Disbursement Date. Prior to the occurrence of an Event of Default, all payments made hereunder shall be applied FIRST to all amounts due hereunder, other than interest and the Principal Sum, THEN to interest due and payable hereunder and THEN to the Principal Sum. If an Event of Default has occurred and is continuing, all payments made hereunder may be applied to sums due hereunder or the Loan Documents in any order or combination which Lender may, in its sole discretion, determine.

         All payments shall be made in lawful money of the United States of America, in good funds, to Lender at 115 West Century Road, Paramus, New Jersey 07652, or at such other place as Lender may from time to time designate in writing.

4. LATE CHARGE AND ADDITIONAL INTEREST. TIME IS OF THE ESSENCE HEREOF. If any Monthly Installment is not paid within ten (10) days when due, Borrower will pay Lender a late charge equal to five (5%) percent of each delayed Monthly Installment, (but in no event more than the maximum amount permitted by law) to offset Lender's administrative costs and expenses occasioned by such delay.

         Any amounts required to be paid hereunder which remain unpaid five (5) days after the due date thereof shall bear interest at the Default Rate (but in no event higher than the Maximum Rate), until all such amounts are paid to Lender.

5. WAIVERS. Borrower waives, to the fullest extent allowed by law, presentment for payment, demand, notice of non-payment, notice of intention to accelerate and of acceleration of the Maturity Date of this Note, notice of protest, and protest of this Note and all other notices of any kind or nature to which Borrower may be entitled.

6. NO USURY. Lender and Borrower intend this Note to comply in all respects with all provisions of law and not to violate, in



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any way, any legal limitations on interest charges. Accordingly, if, for any reason, Borrower is required to pay, or has paid, interest on the Principal Sum at a rate in excess of the Maximum Rate, then the Interest Rate shall be deemed to be reduced, automatically and immediately, to the Maximum Rate, and interest payable hereunder shall be computed and paid at the Maximum Rate and the portion of all prior payments of interest in excess of the Maximum Rate shall be deemed to have been payments in reduction of the Principal Sum and applied as partial prepayments notwithstanding any provision hereof prohibiting partial prepayments.

7. EVENTS OF DEFAULT; REMEDIES OF LENDER. The Events of Default hereunder and rights and remedies of Lender upon the occurrence on Event of Default are set forth herein and in the Loan Documents which are incorporated by reference herein.

8. PREPAYMENT. Except as provided herein, Borrower may not prepay this Note during the first and second Loan Years. Commencing with the third Loan Year and if no Event of Default exists, Borrower may voluntarily prepay the entire unpaid Principal Sum on any date on which a Monthly Installment is payable. Borrower must give Lender at least thirty (30) days prior written notice of Borrower's intention to prepay. Once given, such notice may not be withdrawn, and failure to prepay in accordance with the notice shall be an Event of Default.

         The prepayment of the Principal Sum shall be accompanied by a payment of all accrued and unpaid interest, an administrative fee of $4,000 plus a premium for prepayment. The amount of the premium shall be: three percent (3%) of the unpaid Principal Sum during the third and fourth Loan Years; two percent (2%) of the unpaid Principal Sum during the fifth and six Loan Years; and one percent (1%) of the unpaid Principal Sum during the seventh and all remaining Loan Years.

         If the unpaid balance of the Principal Sum is accelerated, by reason of an Event of Default during any of the Loan Years, such an acceleration shall be deemed to be a prepayment and Borrower shall pay to Lender, in addition to all other sums due as a result of the acceleration, the applicable premium set forth herein. In the event of an acceleration in the first and second Loan Years, the amount of the premium shall be ten percent (10%) of the unpaid Principal Sum.

         If commencing with the third Loan Year a partial prepayment of the Principal Sum occurs as a result of a payment to Lender of a Closure Price, as defined in the Loan Agreement, each Monthly Installment thereafter shall be reduced to an amount which will amortize the then unpaid Principal Sum at the Interest Rate over the then remaining Number of Monthly Installments. In addition



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to the Closure Price, Borrower shall pay all sums set forth in Article 9 of the
Loan Agreement.


         If a partial prepayment of the Principal Sum occurs as a result of the application by Lender of Taking Proceeds or Insurance Proceeds, as provided in the Indenture each Monthly Installment thereafter shall be reduced to an amount which will amortize the then unpaid Principal Sum at the Interest Rate over the then remaining Number of Monthly Installments. No prepayment premium nor administrative fee are required to be paid by Borrower in connection with any Taking Proceeds or Insurance Proceeds.

9. GENERAL. Borrower represents that the proceeds of the loan evidenced by this Note will be used solely for business or commercial purposes. This Note may not be changed or amended orally. If there is more than one Borrower, the obligations of each Borrower shall be joint and several.

10. GOVERNING LAW. This Note shall be deemed to have been delivered at and shall be interpreted, and the rights and liabilities of the parties hereto determined, in accordance with the laws of the State of Arizona.

11. VENUE. Borrower expressly and irrevocably consents that any legal action or proceeding against Borrower under, arising out of or in any manner relating to this Note or the other Loan Documents, may be brought in any court of the State of Arizona located in Maricopa County or in the United States District Court for the District of Arizona. Borrower further agrees that any legal action or proceeding Borrower may bring arising out of or in any manner relating to this Note or the other Loan Documents shall only be brought in any court of the State of Arizona located in Maricopa County or in the United States District Court for the District of Arizona. Borrower, by the execution and delivery of this Note, expressly and irrevocably consents and submits to the personal jurisdiction of any of such courts in any such action or proceeding, and further expressly and irrevocably consents to the service of any complaint, summons, notice or other process relating to such action or proceeding by delivery thereof to it by hand or by mail in the manner provided for in the Loan Documents. Borrower hereby expressly and irrevocably waives any claim or defense in any such action or proceeding based on any alleged lack of personal jurisdiction, improper venue, FORUM NON CONVENIENS or any similar basis. Borrower shall not be entitled in any such action or proceeding to assert any defense given or allowed under the laws of any State other than the State of Arizona unless such defense is also given or allowed by the laws of the State of Arizona. Nothing in this Note shall affect or impair in any manner or to any extent the right of



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Lender to commence legal proceedings or otherwise proceed against Borrower in any jurisdiction or to serve process in any manner permitted by law.

         IN WITNESS WHEREOF, this Note has been executed and delivered this 5th day of September, 1997.


                                       ROADHOUSE GRILL, INC.

                                       By: /s/ Dennis Jones
                                           ------------------------------------
                                           Dennis Jones, CFO






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